UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2024

MITESCO, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-53601	87-0496850
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Beachland Blvd., Suite 1377 Vero Beach, Florida 32963
(Address of principal executive offices) (Zip Code)

(844) 383-8689

(Registrant's telephone number, including area code)

18202 Minnetonka Blvd., Suite 100 Deephaven, MN 55391

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On January 24, 2024 the Company received funding after entering into a lending agreement with each of two (2) of its historical institutional investors, Cavalry Fund and Mercer Street Capital (“the Lenders”). The notes provide $25,000 of proceeds each, are for 12-month period, and earn interest at ten percent (10%) per year. The Lenders and the Company have agreed that the use of the proceeds are intended to fund compliance related costs such as SEC reporting, audit, legal and accounting related. The Company expects to enter into similar agreements with other investors to meet its continuing costs for compliance. A copy of the notes can be found in the exhibits to this filing.

Item 8.01	Other Events.

On June 23, 2022, The Good Clinic LLC was notified that a former employee had filed a lawsuit for wrongful termination. The Good Clinic believes the lawsuit is without merit. Mitesco (the Company) was not named in the suit. The Company has resolved the matter subject to a payment of $3,000 in total. It expects the suit to be dismissed shortly.

The Company has a number of legal situations involved with the winding down of its clinic business activities. The Company is in discussions to settle its remaining litigation matters and has expectations of settlement of all matters within the quarter. The settlements generally provide for a consent judgement to be entered for a specific amount with a view toward payment at a later date, or through the issuance of other notes or securities. Additional detail will be provided in the Form 10Q for the period ending September 30, 2023, whose filing is expected shortly.

Item 9.01	Financial Statements and Exhibits.

Exhibits	Description
10.1	Form of bridge note - January 2024
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 30, 2024	MITESCO, INC.

	By:	/s/ Mack Leath
Mack Leath
Chairman and CEO